                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                           dated as of August 12, 1997

                                     between


                                NationsBank, N.A.
                                       and
                             Hibernia National Bank,
                                   as Lenders

                                       and

                        Emergent Business Capital, Inc.,
                                   as Borrower

                                       and

                               NationsBank, N.A.,
                                    as Agent


                                   $25,000,000

                                TABLE OF CONTENTS


  Section                                                                   Page


1. DEFINITIONS AND ACCOUNTING TERMS...........................................1
         1.1  DEFINITIONS.....................................................1
         1.2 ACCOUNTING TERMS.................................................7
         1.3 USE OF DEFINED TERMS.............................................7
         1.4 SECTION AND EXHIBIT REFERENCES, ETC..............................7


2. AMOUNT AND TERMS OF THE LOANS..............................................7
         2.1 THE LOANS........................................................7
         2.2 INTEREST AND OTHER CHARGES.......................................9
         2.3 COMPUTATION OF INTEREST AND OTHER CHARGES.......................10
         2.4 CHARGES.........................................................10
         2.5 PAYMENT.........................................................10
         2.6 PAYMENT ON NON-BANKING DAYS.....................................10
         2.7 EFFECTIVE DATE AND TERMINATION..................................10
         2.8 LOAN ACCOUNTS; STATEMENTS OF ACCOUNT; PAYMENTS BY
             AGENT, LENDERS..................................................11


3. SECURITY INTERESTS........................................................12


4. CONDITIONS PRECEDENT TO ADVANCES..........................................12
         4.1 DOCUMENTS.......................................................12
         4.2 OTHER CONDITIONS PRECEDENT......................................13


5. CLOSING PROCEDURES........................................................13
         5.1 TRANSFERS OF SBA LOAN DOCUMENTS.................................13
         5.2 RELEASE OF SECURITY INTEREST IN SBA COLLATERAL..................14


6. GENERAL REPRESENTATIONS AND WARRANTIES....................................14
         6.1 ORGANIZATION, STANDING, ETC.....................................14
         6.2 ENFORCEABILITY..................................................14
         6.3 QUALIFICATION...................................................15
         6.4 COMPLIANCE WITH ARTICLES OF INCORPORATION, BY-LAWS, AND OTHER
            INSTRUMENTS, ETC.................................................15
         6.5 SUBSIDIARIES....................................................15
         6.6 FINANCIAL STATEMENTS............................................15
         6.7 CHANGES IN FINANCIAL CONDITION..................................16
         6.8 TAX RETURNS AND PAYMENTS........................................16
         6.9 TITLE TO PROPERTIES AND ASSETS; LIENS; ETC......................16
         6.10 PATENTS; TRADEMARKS; FRANCHISES; ETC...........................16
         6.11 LITIGATION, ETC................................................16
         6.12 ADVERSE DEVELOPMENTS...........................................17
         6.13 DISCLOSURE.....................................................17

         6.14 MARGIN SECURITIES..............................................17
         6.15 INVESTMENT COMPANY.............................................17
         6.16 ERISA..........................................................17
         6.17 LOCATIONS......................................................18
         6.18 SOLVENCY.......................................................18
         6.19 NAME CHANGE; MERGER............................................18


7. AFFIRMATIVE COVENANTS.....................................................18
         7.1 INSURANCE.......................................................18
         7.2 TAXES AND LIABILITIES...........................................18
         7.3 ACCOUNTING; FINANCIAL STATEMENTS; ETC...........................18
         7.4 INSPECTION......................................................19
         7.5 MAINTENANCE OF CORPORATE EXISTENCE; COMPLIANCE WITH LAWS........19
         7.6 USE OF PROCEEDS.................................................20
         7.7 NOTICE OF DEFAULT...............................................20
         7.8 MAINTENANCE OF PROPERTIES.......................................20
         7.9 NOTICE OF ERISA DEVELOPMENTS....................................20
         7.10 NOTICE OF LITIGATION OR ADVERSE CHANGE.........................20
         7.11 PAYMENT OF LOANS...............................................21
         7.12 NOTIFICATION OF CHANGE OF NAME OR BUSINESS LOCATION............21
         7.13 TANGIBLE NET WORTH.............................................21
         7.14 RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH...............21
         7.15 INTEREST COVERAGE RATIO........................................21
         7.16 EGI SUBSIDIARY.................................................21
         7.17 COLLATERAL REPORTING...........................................21


8. NEGATIVE COVENANTS........................................................21
         8.1 DEBT 21
         8.2 LIENS...........................................................22
         8.3 GUARANTEES......................................................22
         8.4 PLAN LIABILITIES................................................22
         8.5 FISCAL YEAR.....................................................22
         8.6 OTHER TRANSACTIONS..............................................22
         8.7 MERGER; SUBSIDIARY; ETC.........................................22
         8.8 SALE OF ASSETS..................................................22
         8.9 CHANGES IN BUSINESS.............................................23
         8.10 DIVIDENDS AND REDEMPTIONS......................................23
         8.11 LOANS..........................................................23
         8.12 PLEDGE OF CREDIT...............................................23
         8.13 INVESTMENTS....................................................23
         8.14 CAPITAL EXPENDITURES...........................................23


9. POWER OF ATTORNEY.........................................................23


10. REMEDIES.................................................................24


11. AGENT....................................................................25

12. MISCELLANEOUS............................................................27
         12.1 NO WAIVER; CUMULATIVE REMEDIES.................................27
         12.2 AMENDMENTS, ETC................................................28
         12.3 ADDRESSES FOR NOTICES, ETC.....................................28
         12.4 COSTS, EXPENSES, AND TAXES.....................................29
         12.5 COMMERCIAL TRANSACTION.........................................30
         12.6 SUCCESSORS AND ASSIGNS.........................................30
         12.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................30
         12.8 TIME IS OF THE ESSENCE.........................................30
         12.9 HEADINGS.......................................................30
         12.10 ENTIRE AGREEMENT..............................................30
         12.11 SEVERABILITY..................................................30
         12.12 PRO RATA PARTICIPATION........................................31
         12.13 COUNTERPARTS..................................................31
         12.14 GOVERNING LAW; CONSENT TO JURISDICTION........................31
         12.15 WAIVER OF TRIAL BY JURY.......................................32


Exhibits:

         Exhibit A - -  Form of Borrower's Secretary's Certificate (Section 1.1)

         Exhibit B - -  Form of Borrower's CEO's Certificate (Section 1.1)

         Exhibit C - -  Form of Opinion (Section 1.1)

         Exhibit D - -  Form of Escrow Agreement (Section 1.1)

Schedules:

         Schedule 1 - - Liens (Section 8.2)

         Schedule 2 - - Trademarks, Trade Names, Name Changes, etc. (Sections
         6.10 and 6.19)

         Schedule 3 - - Litigation (Section 6.11)

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT



         This Agreement is made as of the 12th day of August, 1997, between NationsBank, N.A., as successor to NationsBank of Georgia, N.A. ("NationsBank"), and Hibernia National Bank ("Hibernia"), as lenders (the "Lenders"), NationsBank, N.A., as agent for the Lenders (the "Agent"), and Emergent Business Capital, Inc., a South Carolina corporation (the "Borrower").

Recitals:

         Borrower and NationsBank entered into that certain Loan and Security Agreement dated as of December 29, 1993 (as amended, the "EBC Loan Agreement"), pursuant to which NationsBank agreed to finance EBC's SBA loan portfolio.

         NationsBank has assigned to the Agent and the Lenders all of its right, title and interest in the EBC Loan Agreement.

         The Borrower, the Lenders and the Agent desire to amend and restate the EBC Loan Agreement to make certain changes, all as more particularly described herein.

         The Borrower, the Lenders and the Agent therefore agree as follows:

1.       DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIONS. The following terms, when capitalized as in this
Section 1.1, shall have the following meanings:

         "Advance": the proceeds of a Loan.

         "Affiliate" of any designated Person: another Person controlling, controlled by, or under common control with such designated Person (but not including a Lender), and shall include (x) the spouse, parents, brothers, sisters, children, and grandchildren of such designated Person, (y) any association, partnership, trust, entity, or enterprise in which such designated Person is a director, officer, or general partner or in which such designated Person together with Affiliates of such designated Person own in the aggregate at least a 10% beneficial interest in assets, profits, or losses, and (z) any Subsidiary of such designated Person.

         "Agent": NationsBank, N.A., in its capacity as agent for the Lenders, together with any successor Agent under Section 11 hereof.

         "Banking Day": a day for dealings by and between banks, excluding Saturday, Sunday, any legal holiday in Atlanta, Georgia, and any other day on which banking institutions in Atlanta, Georgia are generally closed.

         "Borrower": Emergent Business Capital, Inc.

         "Borrower's CEO's Certificate": the Certificate of the Borrower's Chief Executive Officer, substantially in the form of Exhibit B.

         "Borrower's Secretary's Certificate": the Certificate of the Borrower's Secretary, substantially in the form of Exhibit A.

         "Borrowing Base": defined in Section 2.1(a).

         "Borrowing Group": ECM, EFC, and the Borrower.

         "Capital Expenditures": the dollar amount of gross expenditures (including obligations under leases which are required under GAAP to be capitalized for financial reporting purposes) made or incurred for fixed assets, real property, and plant and equipment which are required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Code": the Internal Revenue Code of 1986, as amended.

         "Collateral": all property described in Section 3 hereof, and all the Borrower's other property in which the Agent at any time has a security interest or which at any time are in the Agent's possession or control.

         "Commitment": as to each Lender, the amount set forth opposite such Lender's name on the signature pages hereof, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement, to make Loans.

         "Commitment Percentage": as to each Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

         "Default": (x) an event, act, or condition that would be an Event of Default but for the requirement(s) that notice be given or time elapse, or (y) an Event of Default.

         "EBC": Emergent Business Capital, Inc.

         "EBIT": the total earnings from all sources of the Borrowing Group and their consolidated Subsidiaries, excluding extraordinary items, before deducting interest or income tax expense, but after deducting depreciation and amortization expense.

         "ECM": Emergent Commercial Mortgage, Inc.

         "ECM L&SA": the Amended and Restated Loan and Security Agreement, dated as of ____________, 1997, between NationsBank and ECM.

         "EFC": Emergent Financial Corp.

         "EFC L&SA": the Amended and Restated Loan and Security Agreement, dated as of ____________, 1997, between the Lenders, the Agent and EFC.

         "EGI": Emergent Group, Inc.

         "Eligible SBA Loan: an SBA Loan which is closed pursuant to an issued SBA Authorization and Loan Agreement and which meets the Lenders' funding requirements.

         "Eligible Stub Loan": the Non-Guaranteed Portion of an Eligible SBA Loan that (1) is not 60 days or more past due, (2) is owned by EBC, (3) is assignable to the Agent for the benefit of the Lenders, (4) is collateralized and guaranteed in a manner satisfactory to the Agent, (5) is not subject to any offset, recoupment, counterclaim, or defense in favor of the borrower thereunder, and (6) is otherwise satisfactory to the Agent.

         "Eligible Warehoused Loan": the Guaranteed Portion of an Eligible SBA Loan that is not more than 90 days old (measured from the final funding date), that is owned by EBC and has not been sold on the secondary market, that is assignable to the Agent for the benefit of the Lenders, and for which EBC has provided the Agent with a copy of the related SBA approval and the form of the related SBA Note, a copy of the related form 1050 settlement sheet in the case of any multiple-disbursement SBA Loan, and such other documentation as the Agent reasonably requests, by fax or otherwise.

         "Escrow Agent": any escrow agent selected by EBC and the Agent from time to time to maintain possession of certain documents pursuant to Section 5.1 hereof, and pursuant to an Escrow Agreement to be executed by EBC, the Agent, and such escrow agent.

         "Escrow Agreement": any escrow agreement executed by EBC, the Agent, and an Escrow Agent, the approved form of which is attached as Exhibit D.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default": any of the following: (1) non-payment, within seven days after the due date, of any amount payable on any of the Obligations; (2) failure to perform any material agreement or meet any obligation of the Borrower or any of its Affiliates contained herein or in the Subordination Agreement; (3) nonpayment when due of any premium on any insurance policy required to be maintained under Section 7.1 hereof; (4) the existence of a default under any other agreement between the Borrower, ECM or EFC and the Agent or a Lender or any affiliate of a Lender; (5) any statement, representation, or warranty of the Borrower made in writing herein or in any other writing at any time furnished or made by the Borrower to a Lender or the Agent is untrue in any material respect as of the date furnished or made; (6) suspension of the operation of the Borrower's present business; (7) any Obligor becomes insolvent or unable to pay debts as they mature, admits in writing that it is so, makes a conveyance fraudulent as to creditors under any state or federal law, or makes an assignment for the benefit of creditors, or a proceeding is instituted by or against any Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code (entitled "Bankruptcy"), as amended, is brought by or against any Obligor; (8) entry of any judgment for more than $50,000 against any Obligor; (9) creation, assertion, or filing of any Lien (other than a Permitted Lien) against any of the property of any Obligor; (10) dissolution, merger, or consolidation of any Obligor (other than a merger or consolidation of the Borrower or the Guarantor with or into the Borrower or the Guarantor); (11) termination or withdrawal of any guarantee for any of the Obligations, or of the Subordination Agreement, or the failure for any other reason of any such guarantee or agreement to be enforceable by the Agent or the Lenders in accordance with its terms; (12) transfer of a substantial part of the property of any Obligor; (13) sale, transfer, or exchange, either directly or indirectly, of a controlling stock interest of the Borrower; (14) appointment of a receiver for the Collateral or for any property in which the Borrower has an interest; (15) seizure of the Collateral by any third party; (16) at least 10% (face value) of the Borrower's loan portfolio (excluding loans that EBC acquired in connection with its acquisition of its SBA license, and (for avoidance of doubt) excluding the portion of any loan not owned by the Borrower) are at least 90 days past due, and have remained at least 90 days past due for at least 30 days; or (17) the Agent or the Lenders in good faith believe that the prospect of payment or performance of the Obligations has been impaired.



         "GAAP": generally accepted accounting principles applied in a manner consistent with the financial statements described in Section 6.6.

         "Guarantee": a Guarantee, dated the date of this Agreement, of a Guarantor, in favor of the Agent and the Lenders.

         "Guaranteed Portion": the portion of an Eligible SBA Loan which is guaranteed by the SBA.

         "Guarantor": EGI.

         "herein", "hereof", "hereunder", etc.: in, of, under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where that reference appears).

         "Hibernia":  Hibernia National Bank, and its successors and assigns.

         "including": containing, embracing, or involving the enumerated item(s), but not necessarily limited to such item(s).

         "Insurance": the policy or policies of insurance described in Section 7.1, including all required endorsements thereto.

         "Interest on Senior Funded Debt": the interest on the Obligations and all "Obligations" under the ECM L&SA and the EFC L&SA during the period for which computation is being made.

         "Lenders": NationsBank and Hibernia, and any of their successors and assigns.

         "Lien": any mortgage, pledge, deed of trust, assignment, security interest, encumbrance, hypothecation, lien, or charge of any kind, including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

         "Loans": the loan(s) under Section 2.1(a) in the principal amount of up to $25,000,000, plus any Overadvances, made by the Lenders to the Borrower under this Agreement.

         "Multi-Party Agreement": the Multi-Party Agreement (Relating to SBA Loan Documentation and Administration), dated as of the date of this Agreement, among EBC, the Agent, the Lenders, and the SBA.

         "NationsBank":  NationsBank, N.A., and its successors and assigns.

         "Non-Guaranteed Portion": the portion of an Eligible SBA Loan which is not guaranteed by the SBA.

         "Note Custodian": Colson Services Corporation, as agent for the SBA, and as agent for the Agent for perfection purposes.

         "Obligations": all present and future (a) duties, obligations, and liabilities of the Borrower to the Agent and the Lenders under this Agreement, or under any document or agreement executed and delivered pursuant to or in connection with this Agreement, (b) sums owing to a Lender for goods or services purchased by the Borrower from any other firm financed by a Lender, (c) obligations under all notes and contracts of suretyship, guarantee, or accommodation made by the Borrower in favor of a Lender, and (d) all other obligations of the Borrower to a Lender, however and whenever created, arising, or evidenced, whether direct or indirect, through assignment from third parties, absolute, contingent, or otherwise, primary or secondary, now or hereafter existing, or due or to become due.

         "Obligor": the Borrower, any guarantor, or any other party at any time primarily or secondarily, directly or indirectly liable on any of the Obligations.

         "Opinion": the legal opinion, of counsel to the Borrower satisfactory to the Agent, substantially in the form of Exhibit C.

         "or": at least one, but not necessarily only one, of the alternatives enumerated.

         "Overadvances": loans by the Lenders to the Borrower in excess of those described in Section 2.1(a).

         "Permitted Lien": a Lien permitted by Section 8.2.

         "Person": any individual, joint venture, partnership, firm, corporation, trust, unincorporated organization, or other organization or entity, or a governmental body or any department or agency thereof.

         "Plan": any present or future employee benefit plan (as defined in Section 3 of ERISA) and any trust created thereunder, covered by Title I or Title IV of ERISA, established or maintained for employees of the Borrower.

         "Prime Rate": the rate of interest announced by NationsBank from time to time as its "Prime Rate".

         "Projections": the Borrower's forecasted consolidated and consolidating balance sheets, profit-and-loss statements, and cash-flow statements, all prepared on a basis consistent with the Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Reportable Event": as defined in Title IV of ERISA.

         "SBA": the United States Small Business Administration, an agency of the United States government.

         "SBA Loan": a loan by EBC to a small business concern, approved and guaranteed by the SBA pursuant to the Loan Guaranty Agreement (Deferred Participation) between EBC and the SBA, dated April 17, 1992.

         "SBA Note": the promissory note evidencing an SBA Loan.

         "Securities": any share(s) of beneficial or equity interest or capital stock or any other instrument commonly understood to be a "security", excluding promissory notes issued for money borrowed in commercial transactions.

         "Solvent": has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

         "Stub Loans": Loans made under Section 2.1(a)(ii).

         "Subordinated Debt": EBC's debt that is subordinated (as to right and time of payment) to the Obligations under the Subordination Agreement, and any other debt of EBC, ECM, or EFC that is subordinated (as to right and time of payment) to such party's obligations to the Agent and the Lenders in a manner satisfactory to the Agent and the Lenders.

         "Subordination Agreement": the Amended and Restated Agreement of Subordination and Assignment, dated the date of this Agreement, of Carolina Investors, Inc. and EBC, in favor of the Agent and the Lenders.

         "Subsidiary" of any designated corporation: any other corporation more than 20% of the shares of voting stock of which is owned, directly or indirectly, by such designated corporation, including subsidiary of a subsidiary.

         "Tangible Net Worth": the total assets of the Borrowing Group and their consolidated Subsidiaries, plus Subordinated Debt, minus Total Liabilities (excluding from the definition of total assets the amount of (a) any write-up in the book value of any asset resulting from a revaluation thereof after December 31, 1992, (b) treasury stock, (c) Receivables and other amounts due from stockholders and other Affiliates, (d) unamortized debt discount and expense and
(e) patents, trademarks, trade names, goodwill, deferred charges, organizational expenses and other intangible assets, all determined in accordance with GAAP).

         "Total Commitment":  the sum of the Commitments.

         "Total Liabilities": all obligations of the Borrowing Group and their consolidated Subsidiaries to pay money, excluding Subordinated Debt.

         "Warehouse Loans": Loans made under Section 2.1(a)(i).

         1.2 ACCOUNTING TERMS. All accounting terms used herein shall be construed in accordance with GAAP applied consistently with those principles applied in the preparation of the financial statements referred to in Section 6.6, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP. In the event of ambiguities in GAAP, the more conservative principle or interpretation shall be used.

         1.3 USE OF DEFINED TERMS. Any defined term used in the plural preceded by "the" encompasses all members of the relevant class. Any defined term used in the singular preceded by "a" or "any" indicates any number of the members of the relevant class. Any agreement or instrument referred to in Section 1.1, or the term "Agreement", means such agreement or instrument as from time to time supplemented and amended. A definition in singular form applies to the plural form of the term, and vice versa.

         1.4 SECTION AND EXHIBIT REFERENCES, ETC. References to sections, exhibits, and the like refer to those in or attached to this Agreement unless otherwise specified.

2.       AMOUNT AND TERMS OF THE LOANS

         2.1 THE LOANS. (a) Revolving Loans. Each Lender agrees, severally but not jointly, to make loans to the Borrower in amounts equal to such Lender's Commitment Percentage of each such loan, and the Borrower agrees to borrow from the Lenders, upon request of the Borrower from time to time, up to (i) 100% of the face value of EBC's Eligible Warehoused Loans, and (ii) 80% of EBC's Eligible Stub Loans (the sum of clauses (i) and (ii) being the "Borrowing Base"); provided, that the total amount of all Loans outstanding at any time under this Section 2.1(a) shall not exceed the Borrowing Base minus $1,000,000. The amounts of such Loans shall be determined in the sole discretion of the Agent and the Lenders to be consistent with the value of the Eligible Warehoused

Loans, the Eligible Stub Loans and the Eligible 504 Loans, taking into account all fluctuations of the value thereof in light of the Agent's and the Lenders' experience and sound business principles. Such determinations shall be subject to the requirements of good faith on the Agent's and the Lenders' part, the Borrower's undertakings hereunder, and especially the Borrower's grant to the Agent of a security interest in the Collateral as security for the Loans and all other Obligations, which will, of necessity, fluctuate in amount, and to the condition that the Lenders at all times be fully secured. To the extent necessary to reduce the total amount of all Loans outstanding to the maximum amount then available under this Section 2.1, the Borrower shall pay to the Lenders, on demand, the amount of outstanding Loans in excess of that maximum amount.

         The Guaranteed Portion of an Eligible SBA Loan shall be included in the Borrowing Base when EBC has provided the Agent with a copy of the related SBA approval and the form of the related SBA Note (to be signed at the closing of such Loan), a copy of the related form 1050 settlement sheet in the case of a multiple-disbursement SBA Loan, and such other documentation as the Agent reasonably requests, by fax or otherwise. The Non-Guaranteed Portion of an Eligible SBA Loan shall be included in the Borrowing Base (to the extent of 80%, as provided above) at such time as the original, executed SBA Note is delivered to the Note Custodian (provided that, if such Loan is to be closed by an Escrow Agent, then 80% of the Non-Guaranteed Portion of such Eligible SBA Loan shall be included in the Borrowing Base at the same time that the Guaranteed Portion of such Loan is included in the Borrowing Base).

         (b) Overadvances. The Lenders may make Overadvances as, in their sole and absolute discretion, they determine to lend. Any such Overadvances may be evidenced by a written agreement between the Agent, the Lenders and the Borrower, which agreement may provide, at the Lenders' option, for interest and fees on such Overadvances in addition to those specified hereunder. Except to the extent otherwise provided in any such agreement, any such Overadvances shall be "Loans", shall be repayable upon demand, and shall in all other respects be subject to the terms and conditions of this Agreement.

         (c) Manner of Borrowing Loans. The Borrower shall give the Agent prior written or telephonic notice no later than 1:00 p.m. (Atlanta time) on the date of the requested borrowing. Such notice shall be irrevocable and shall specify the aggregate amount of the proposed borrowing and the date thereof (which shall be a Banking Day). Such notice, to be effective, must be received by the Agent by the time specified in the first sentence of this subsection (c). Such notice shall specify the total amount of the Loan requested from the Lenders. On the borrowing date specified in such notice, NationsBank shall make such borrowing available to the Borrower in immediately available funds. On the last Banking Day of each week the Agent shall notify the Lenders of the amounts then outstanding under the Loans, at which time the Lenders will pay each other such amounts as are necessary to ensure that the amounts outstanding under the Loans are shared pro rata by the Lenders based upon their respective Commitments. The Borrower hereby agrees that such payments shall represent debits and credits to their loan accounts; provided, however, after the occurrence of an Event of Default hereunder, unless waived by all of the Lenders (i) the Agent shall promptly notify the Lenders that it has received notice from the Borrower of a proposed borrowing pursuant to this paragraph, (ii) on the borrowing date specified in such notice, each Lender shall make its ratable share of such borrowing available to the Borrower at the offices of the Agent in immediately available funds provided all of the Lenders have elected in their sole discretion to fund such borrowing, and (iii) the Agent shall pay to the Lenders their pro rata share of all amounts collected on the Loans promptly after the receipt thereof by the Agent; provided further, if the Lenders are prevented from funding any of the proposed borrowings on account of the institution of any bankruptcy proceeding by or against the Borrower, the Lenders agree to purchase participations in the Loans of the other Lenders to ensure that the amounts outstanding to the Lenders on account of the Loans are shared pro rata based upon their respective Commitment.

         2.2 INTEREST AND OTHER CHARGES. The Loans shall bear interest on the average daily net balance thereof, calculated monthly, at a fluctuating rate of interest equal to the Prime Rate. Changes in the rate of interest shall be effected monthly to reflect changes in the Prime Rate, as follows: The rate shall be adjusted on the first day of each month based on the Prime Rate in effect at the close of business on the last Banking Day of the preceding calendar month. Interest shall be due and payable monthly, on the first day of each month, for the preceding month. The final payment of all accrued and unpaid interest shall be due and payable on the date that the outstanding principal amount of the Loans is paid or due and payable in full. After an Event of Default, interest shall also be due and payable upon the Lender's demand from time to time.

         The Agent shall inform the Borrower of the amount of interest due and payable as of each payment date set forth in the preceding paragraph, and the Borrower shall pay the interest when due or the Agent may, in its discretion, charge such amount to the Borrower's account under this Agreement.

         As additional consideration for the credit facility established in
Section 2.1, the Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, a fee, payable on the first day of each month for the preceding month, equal to the average unused principal portion of the revolving credit facility (i.e., $25,000,000 minus the average daily principal amount of Loans outstanding) times 0.125% per annum.

         For interest computation purposes, the Borrower's account will be credited for each remittance received on the day that the underlying funds are collected; the day of receipt of funds shall be deemed to be the following Banking Day if the receipt is after the Agent's cutoff time for receipt of funds or if such day is not a Banking Day.

         If the outstanding principal amount of the Loans becomes due and payable or if any payment of principal or interest is not timely made, or (at the Agent's option) if any Event of Default exists, interest shall accrue on the unpaid principal balance of the Loans or on such defaulted principal payment, from the date that the Loans became so due and payable or that the defaulted payment was not timely made, at a rate of 4% per annum above the Prime Rate. Changes in the rate shall be effected monthly to reflect changes in the Prime Rate as follows: The rate shall be adjusted on the first day of each month based on the Prime Rate in effect at the close of business on the last Banking Day of the preceding calendar month. Such interest shall continue to accrue until the date of payment of all principal and accrued but unpaid interest or such defaulted payment, as applicable, and shall be due and payable upon demand from time to time by the Agent.

         2.3 COMPUTATION OF INTEREST AND OTHER CHARGES. Interest on the Loans, and other periodic charges hereunder, shall be computed on the basis of a 360-day year and actual days lapsed.

         2.4 CHARGES. The Borrower, the Agent and the Lenders hereby agree that the only charges imposed upon the Borrower for the use of money in connection herewith are and shall be the interest described in Section 2.2. All other charges imposed upon the Borrower in connection with the Loans, any commitment fees, collection fees, letter of credit fees, facility fees, origination fees, prepayment charges or early termination fees, default charges, late charges, attorneys' fees, and reimbursement for costs and expenses paid by the Agent and the Lenders to third parties, or for damages incurred by the Agent and the Lenders, are and shall be deemed to be charges made to compensate the Agent and the Lenders for underwriting or administrative services and costs and other services or costs performed and incurred, and to be performed and incurred, by the Agent and the Lenders in connection with the Loans, and shall under no circumstances be deemed to be charges for the use of money.

         In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and if any such payment is made by the Borrower or received by the Lenders, then such excess sum shall be credited as a payment of principal, unless the Borrower notifies the Agent, in writing, that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

         2.5 PAYMENT. All payments by the Borrower shall be made to the Agent at its address referred to in Section 12.3 hereof in lawful money of the United States of America and in immediately available funds. The Borrower shall establish a special collections account, at a bank satisfactory to the Agent (which may be an Affiliate of a Lender), to collect payments on SBA Loans and pay them to the Agent. Payments on the Non-Guaranteed Portion of an SBA Loan shall be applied to repay the related Stub Loan, then to the other Obligations, and payments relating to the Guaranteed Portion of an SBA Loan shall be applied to repay the related Warehouse Loan, then to the other Obligations, effective when the underlying funds are actually collected. The Borrower shall notify the Agent promptly of the identity of each amount collected, and of how it should be allocated based on the preceding sentence.

         2.6 PAYMENT ON NON-BANKING DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the following Banking Day, and such extension of time shall be included in the computation of interest.

         2.7 EFFECTIVE DATE AND TERMINATION. This Agreement shall be effective on the date set forth in the first paragraph of this Agreement, and shall continue in full force and effect until December 29, 2000, at which time all of the Borrowers' Obligations hereunder shall be due. If the Borrower terminates this Agreement other than on December 29, 2000 or any subsequent anniversary thereof, the Borrower shall pay to the Lenders an early termination fee equal to $125,000 for any termination before December 29, 1998, $83,000 for any termination after
                                       10

December 29, 1998 and before December 29, 1999, and $41,500 for any termination thereafter not on a December 29. Upon the occurrence of an Event of Default, the Agent may, and at the direction of either Lender shall, exercise the right to terminate this Agreement at any time without notice. Notwithstanding any termination of this Agreement, the Agent and the Lenders shall retain all of their rights and remedies hereunder (including their security interest in the Collateral), and the Borrower shall continue to be bound by all the terms, conditions, and provisions hereof until all of the Obligations of every nature have been fully disposed of, concluded, finally paid, satisfied, and liquidated.

         2.8 LOAN ACCOUNTS; STATEMENTS OF ACCOUNT; PAYMENTS BY AGENT, LENDERS.

         (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of such Loan Account at all times reflects the principal amount due such Lender from the Borrower.

         (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's ratable share therein.

         (c) The entries made in the accounts pursuant to subsections (a) and
(b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) shall be controlling.

         (d) The Agent will account separately to the Borrower and each Lender monthly with a statement of Loans, charges and payments made to and by the Borrower pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrower or either Lender in writing to the contrary within 30 days of the date the account is received by the Borrower or any Lender. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

         (e) Payment by any Lender to the Agent shall be made not later than 4:00 p.m. (Atlanta time) on the Banking Day such payment is due, provided that, if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 2:00 p.m. (Atlanta time) on such Banking Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds received by the Agent, provided that if the Agent received such funds at or prior to 1:30 p.m. (Atlanta time), the Agent shall pay such funds to such Lender by 4:00 p.m. (Atlanta time) on such Banking Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 4:00 p.m. (Atlanta time) on the first Banking Day following the date of such demand. If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion. With respect to the payment of any funds under this subsection, whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate. "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.


3.       SECURITY INTERESTS

         As security for the full payment and performance of the Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Lenders, a security interest in all of the following property and interests in property of the Borrower, whether now owned or existing or acquired or arising in the future or in which the Borrower now has or in the future acquires any rights, and wherever located:

         (a) all SBA Loans and SBA Notes, including the Guaranteed Portion and Non-Guaranteed Portion of each, and all guarantees, collateral, and other security therefor,

         (b) all of the Borrower's accounts, inventory, general intangibles, instruments, chattel paper, documents, equipment, and other goods,

         (c) all accessions to, substitutions for, and replacements, products, and proceeds of any of the foregoing, including insurance proceeds and rental payments, and

         (d) all books and records (including customer lists, credit files, computer programs, print-outs, and other computer materials and records) pertaining to any of the foregoing.

         The Borrower shall execute and deliver all supplemental documentation that the Agent from time to time requests to perfect or maintain the perfection of the security interest granted in this Section, and shall pay (or reimburse the Agent for) the cost of filing or recording any such documentation, on demand.

4.       CONDITIONS PRECEDENT TO ADVANCES

         4.1 DOCUMENTS. The determination by the Lenders to make Advances is subject to the Agent's having received the following, in form and substance satisfactory to the Agent:

                  (a)      the Guarantee,

                  (b)      the Subordination Agreement,

                  (c)      the Multi-Party Agreement,

                  (d)      the Borrower's Secretary's Certificate,

                  (e)      the Borrower's CEO's Certificate,

                  (f) certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement,

                  (g)      the Opinion,

                  (h)      appropriate UCC-1 financing statements, and

                  (i) such other documentation as the Agent reasonably requests.


         4.2 OTHER CONDITIONS PRECEDENT. In addition to the foregoing, any obligation of the Lenders to make each Advance is subject to the following conditions precedent: (a) the representations and warranties contained in
Section 6 (except 6.13, 6.17, and 6.19) hereof shall be correct on and as of the date of the Advances with the same effect as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; (b) since the date of the statements referred to in Section 6.6 hereof, no materially adverse change shall have occurred in the Borrower's business, prospects, condition, affairs, operations, or assets, nor in its right or ability to carry on its operations; (c) no Default shall exist or would result from the Advance; (d) the Agent in its sole discretion determines that such Advance will be fully secured, as provided for in Section 2.1, and will not cause the outstanding balance of the Loans to exceed the limits described in
Section 2.1; (e) in the case of the first Advance, the Agent shall have received from the Borrower a non-refundable $100,000 closing fee (which shall be distributed as follows: $55,000 to NationsBank and $45,000 to Hibernia); and (f) in the case of the first Advance, all of the conditions precedent to the closing of the EFC L&SA shall have been satisfied or waived by the Agent and the Lenders and to the closing of the ECM L&SA shall have been satisfied or waived by NationsBank.

5.       CLOSING PROCEDURES.

         5.1 TRANSFERS OF SBA LOAN DOCUMENTS. Before the Lenders fund an Advance for a Warehouse Loan for an SBA Loan, EBC shall provide the Agent with a copy of the related SBA approval and the form of the related SBA Note, a copy of the related form 1050 settlement sheet in the case of any multiple-disbursement SBA Loan, and such other documentation as the Agent reasonably requests, by fax or otherwise. EBC shall deliver the original of each such SBA Note, any written assignment thereof, and any related Escrow Agreement to the Note Custodian by the third Banking Day following the closing for the related SBA Loan. In addition, if the Borrower requests a Stub Loan for which the Borrowing Base would be insufficient without the Note Custodian having a perfected security interest in the related SBA Note, then if and to the extent that the Agent so requests, EBC shall execute and deliver to the Note Custodian, or to an Escrow Agent to hold pursuant to an Escrow Agreement, the SBA Note and all other documents relating to that SBA Loan, and properly executed assignments of each such document, in recordable form acceptable to the Agent in its sole discretion.

         The originals of all such collateral, loan, and other documents (other than the originals of the SBA Notes, written assignments thereof and any related Escrow Agreements, which shall be delivered to the Note Custodian in accordance with the previous paragraph) shall be held by EBC unless specifically requested by the Agent. The Note Custodian may hold any such specifically-requested documents until the Agent releases its security interest in such Collateral pursuant to Section 5.2 (unless an Event of Default exists, in which case the Agent shall have its right to pursue the rights and remedies), subject to the SBA's rights to such documents.

         Neither the Agent's nor the Lenders' execution of this Agreement nor their taking of any action contemplated or permitted hereunder shall constitute or be deemed to be an assumption of any of EBC's liabilities or obligations, and neither the Agent nor the Lenders shall thereby be deemed to have consented to any reporting requirements of, or other regulations by, the SBA, except to the extent provided in the Multi-Party Agreement.

         5.2 RELEASE OF SECURITY INTEREST IN SBA COLLATERAL. Upon receipt of payment in full of an amount not less than the Guaranteed Portion of each SBA Loan, the Agent shall release its security interest in the Guaranteed Portion of such SBA Loan, but the Agent shall not release its security interest in the Non-Guaranteed Portion of such SBA Loan. Upon due payment of all amounts payable under an SBA Loan, the Note Custodian shall return any related SBA Note that it holds.


6.       GENERAL REPRESENTATIONS AND WARRANTIES.

         In order to induce the Agent and the Lenders to enter into this Agreement and to make Advances hereunder, the Borrower represents and warrants the following:

         6.1 ORGANIZATION, STANDING, ETC. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of South Carolina, and has all requisite power and authority (corporate and otherwise) to own and operate its properties and to carry on its business as now conducted and proposed to be conducted; and the Borrower has all requisite power and authority (corporate and otherwise) to execute, deliver, and perform its obligations under this Agreement and all other documents executed in connection therewith.

         6.2 ENFORCEABILITY. This Agreement, and all other documents executed in connection with the Loans, when delivered for value received, shall constitute valid and binding obligations of the Borrower enforceable in accordance with their terms.

         6.3 The Borrower is duly qualified, licensed, or domesticated, and in good standing as a foreign corporation duly authorized to do business, in all jurisdictions in which the character of its properties owned or the nature of its activities conducted makes such qualification, licensing, or domestication necessary, as follows: Arkansas, Colorado, District of Columbia, Florida, Georgia, Kansas, Louisiana, Maryland, Missouri, North Carolina, Texas, Virginia, and Wisconsin.

         6.4 COMPLIANCE WITH ARTICLES OF INCORPORATION, BY-LAWS, AND OTHER INSTRUMENTS, ETC. (a) The Borrower is not in violation of any material term of its articles of incorporation or by-laws, and no event, status, or condition has occurred or exists which upon notice or lapse of time, or both, would constitute a violation thereof; (b) to the best of its knowledge, the Borrower is not in violation of any material term of any mortgage, indenture, or agreement relating to outstanding borrowings to which it is a party, or of any judgment, decree, or order to which it is subject, or of any other instrument, lease, contract, or agreement to which it is a party, or of any statute, or governmental rule or regulation applicable to it, and no event, status, or condition has occurred or exists which upon the giving of notice or lapse of time, or both, would constitute a material violation of any such term; (c) the Borrower's execution, delivery, and performance of this Agreement and the other instruments and agreements provided for by this Agreement to which the Borrower is, or is to be, a party, and the carrying out of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Borrower (corporate and otherwise) and will not result in any violation of the articles of incorporation or by-laws of the Borrower, or violate or constitute a default under any term of anything described in clause (b) above, or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Borrower pursuant to any term of anything described in clause (b) above; and (d) there is no term of anything described in clause
(b) above which materially adversely affects or in the future may (so far as the Borrower can now foresee) materially adversely affect the Borrower's business, prospects, condition, affairs, operations, properties, or assets.

         6.5      SUBSIDIARIES.   EBC has no Subsidiaries.

         6.6 FINANCIAL STATEMENTS. The Borrower has furnished the Lenders with copies of the fiscal year-end consolidated and consolidating balance sheet of Emergent Group, Inc. and its consolidated subsidiaries (including the Borrower) as at December 31, 1996, and the consolidated and consolidating statements of income and of cash flows of such corporations for such fiscal year, which annual financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants; and copies of such financial statements for each month thereafter through _______ ___, 1997, duly certified by the chief financial officer of Emergent Group, Inc. Such financial statements are complete and have been prepared in accordance with GAAP applied on a basis consistent with the accounting principles applied in the preceding fiscal period, and present fairly the financial condition of the Borrower as at the dates indicated and the results of the operations of the Borrower for such periods. Such financial statements show all liabilities (direct, indirect, and contingent, including guarantee and surety obligations) of the Borrower as of the respective dates thereof, except those arising in the ordinary course of business since the date of the last of such financial statements.

         6.7 CHANGES IN FINANCIAL CONDITION. Since the date of the annual financial statements referenced in Section 6.6, there has been no change in the assets, liabilities, or financial condition of the Borrower from that set forth or reflected in the fiscal year-end balance sheet referred to in Section 6.6, other than changes in the ordinary course of business, none of which has been, either in any case or in the aggregate, materially adverse.

         6.8 TAX RETURNS AND PAYMENTS. All federal, state, and local tax returns and reports of the Borrower required to be filed have been filed, and all taxes, assessments, fees, and other governmental charges upon the Borrower, or upon any of their properties, assets, incomes, or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges, and levies so contested is not material to the condition (financial or otherwise) and operations of the Borrower. The charges, accruals, and reserves on the books of the Borrower in respect of federal, state, and local taxes for all fiscal periods to date are adequate, and the Borrower does not know of any unpaid assessment for additional federal, state, or local taxes for any such fiscal period or of any basis therefor.

         6.9 TITLE TO PROPERTIES AND ASSETS; LIENS; ETC. The Borrower has (a) good and marketable title to its properties and assets, including the Collateral and the properties and assets reflected in the fiscal year-end balance sheet referred to in Section 6.6, except properties and assets disposed of since the date of such balance sheet in the ordinary course of business, and (b) good and marketable title to its leasehold estates and such properties, assets, and leasehold interests are subject to no covenant, restriction, easement, right, lease, or Lien, other than Permitted Liens.

         6.10 PATENTS; TRADEMARKS; FRANCHISES; ETC. The Borrower owns or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, and licenses, and rights with respect thereto, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others, and, in each case, subject to no Lien, lease, license, or option, except as specified on Schedule 2. Each such asset or agreement is in full force and effect, and the holder thereof has fulfilled and performed all of its obligations with respect thereto. No event has occurred or exists which permits, or after notice or lapse of time or both would permit, revocation or termination, or which materially adversely affects or in the future may materially adversely affect, the rights of such holder thereof with respect thereto. No other license or franchise is necessary to the operations of the business of the Borrower as now conducted or proposed to be conducted. The Borrower does not do business (and has not done business during the last five years) under any trade names or tradestyles other than those listed on Schedule 2.

         6.11 LITIGATION, ETC. Except as specified on Schedule 3, there are no actions, proceedings, or investigations, however described or denominated, pending or (to the knowledge of the Borrower) threatened (or any basis therefor known to the Borrower) which, either in any case or in the aggregate, might result in any materially adverse change in the Borrower's business, prospects, condition, affairs, operations, properties, or assets, or in its right or ability to carry on its operations as now conducted or proposed to be conducted, or might result in any material liability on the part of the Borrower, and none which questions the validity of this Agreement or any of the other instruments or agreements provided for by this Agreement or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

         6.12 ADVERSE DEVELOPMENTS. Since the date of the latest financial statements referred to in Section 6.6, neither the financial condition, business operations, affairs, or prospects of the Borrower, nor its properties or assets, have been materially adversely affected in any way as the result of any legislative or regulatory change, or any revocation, amendment, or termination, or any pending or threatened such action, or any franchise or license or right to do business, or any fire, explosion, flood, drought, windstorm, earthquake, accident, casualty, labor trouble, riot, condemnation, requisition, embargo or Act of God or the public enemy or of armed forces, or otherwise, whether or not insured against.

         6.13 DISCLOSURE. To the best of the Borrower's knowledge, neither this Agreement nor the financial statements referred to in Section 6.6 nor any other document, certificate or statement furnished to Lender by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.14 MARGIN SECURITIES. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loans has been or will be used, directly or indirectly, to purchase or carry any margin securities within the meaning of Regulation U.

         6.15 INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.16 ERISA. The Borrower and each Plan is in compliance with those portions of ERISA and the Code pertaining to each Plan. No Plan that is subject to the minimum funding standards of ERISA or the Code has incurred any accumulated funding deficiency within the meaning of ERISA or the Code. The Borrower has incurred, and no facts lead the Borrower to believe it will incur, any liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan that is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan which the Pension Benefit Guaranty Corporation would guarantee the payment thereof if such Plan terminated, and are also sufficient to provide all other benefits due under the Plan. No Reportable Event has occurred and is continuing with respect to any Plan. No Plan nor any trust created under a Plan, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code.

         The Borrower is not required to contribute to (and the Borrower is not contributing to) a "multiemployer pension plan" (as defined in the Multiemployer Pension Plan Amendments Act of 1980), and the Borrower does not have any "withdrawal liability" (as defined in such Act) to any multiemployer pension plan.
                                       17

         6.17 LOCATIONS. The Borrower's principal place of business and chief executive office is located at its address specified in Section 12.3.

         6.18     SOLVENCY.  The Borrower is Solvent.

         6.19 NAME CHANGE; MERGER. During the past five years, the Borrower has not changed its corporate name or been party to a merger or consolidation, except as specified in Schedule 2.

7.       AFFIRMATIVE COVENANTS.

         The Borrower covenants, for so long as any Loan is outstanding or any of the other Obligations remains unpaid or unperformed, as follows:

         7.1 INSURANCE. The Borrower shall insure its property against all risks to which it is exposed, including loss, damage, fire, theft, and all other such risks, and in such amounts, as would be prudent for similar businesses similarly situated, including loss, damage, fire, theft, and all other such risks, and in such amounts, with such companies, under such policies, and in such form as shall be satisfactory to the Agent. In addition, the Borrower will maintain comprehensive public liability and worker's compensation insurance and such other insurance against loss or damage as are customarily carried by corporations similarly situated, with reputable insurers, in such amounts, with such deductibles, and by such methods as shall be adequate and in any event in amounts of not less than the amounts generally maintained by other companies engaged in similar businesses.

         7.2 TAXES AND LIABILITIES. The Borrower shall pay and discharge, when due, all taxes, assessments, and governmental charges or levies imposed upon it or its income or profits, or against its properties, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, that the Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim so long as it is being contested in good faith and by appropriate and lawful proceedings diligently pursued and with respect to which adequate reserves have been set aside on its books.

         7.3 ACCOUNTING; FINANCIAL STATEMENTS; ETC. The Borrower will deliver to each Lender:

                  (a) within 30 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower a consolidating balance sheet of the Borrowing Group and their consolidated subsidiaries (including the Borrower), as at the end of such period and statements of income and of cash flows of such corporations for such period and for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, in form and detail as reasonably required by the Agent, and certified as complete and correct by the chief financial officers of the Borrowing Group, together with a certificate by such officers stating that, as of the date of such certification, no Default exists (or, if
                                       18
any Default exists, specifying the nature thereof and what action the Borrower has taken, are taking or propose to take with respect thereto);

                  (b) within 90 days after the end of each fiscal year, a consolidated balance sheet of EGI and a consolidating balance sheet of EGI and its consolidated subsidiaries (including the Borrower) as at the end of such fiscal year, and statements of profit and loss, shareholders' equity, and changes in cash flows of such corporations for such year, setting forth in each case in comparative form the figures for the previous fiscal year in form and detail as reasonably required by the Agent, and accompanied by an unqualified report and opinion on such financial statements (including on the supplemental schedules) from KPMG Peat Marwick LLP(or other certified public accountants satisfactory to the Agent), which report and opinion shall be prepared in accordance with GAAP, together with a certificate by the chief financial officer of EGI of the character specified in Section 7.3(a), and a certificate by such accountants stating whether or not their examination has disclosed the occurrence or existence of any Default, and, if their examination has disclosed a Default, specifying the nature and period of existence thereof, and demonstrating as at the end of such accounting period in reasonable detail compliance during such accounting period with Sections 6.18, 7.6, 7.13, 7.14, 7.15, 7.16, 8.10, 8.11, 8.13, and 8.14;

                  (c) copies of all other statements or reports prepared by or supplied to the Borrower by its accountants or auditors reflecting the financial position of the Borrower;

                  (d) within 30 days after the end of each fiscal year, Projections for the next three years, year-by-year;

                  (e) within 90 days after the end of each fiscal year, financial statements, of the type described in Section 7.3(b), for each Guarantor; and

                  (f) with reasonable promptness, such other data and information as either Lender from time to time reasonably requests.

         7.4 INSPECTION. The Borrower will permit authorized representatives designated by any Lender to visit and inspect any of the properties of the Borrower, including its books and records (and to make extracts therefrom), and to discuss its affairs, finances, and accounts with its officers, directors, employees, and accountants, all at such reasonable times and as often as such Lender reasonably requests. The Borrower will at all times keep accurate and complete records with respect to the Collateral. The Borrower will pay $2,500 to the Agent (for its own benefit) as compensation for each field examination performed (currently anticipated to total four per year absent a Default).

         7.5 MAINTENANCE OF CORPORATE EXISTENCE; COMPLIANCE WITH LAWS. The Borrower shall at all times preserve and maintain in full force and effect its corporate existence, powers, rights, licenses, permits, and franchises in the jurisdiction of its incorporation, and shall operate in full compliance with all applicable laws, statutes, regulations, certificates of authority, and orders in respect of the conduct of its business, and shall qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or appropriate in view of its business and operations.

         7.6 USE OF PROCEEDS. The proceeds of the Loans will be used solely for repaying existing debt, and for general corporate purposes. No part of the proceeds will be used to cause a violation of Section 6.14.

         7.7 NOTICE OF DEFAULT. The Borrowers shall promptly notify the Agent, each Lender and the SBA in writing upon the occurrence or existence of any known Default, and shall provide to the Agent, each Lender and the SBA with such written notice a detailed statement by a responsible officer of the Borrower of all relevant facts and the action being taken or proposed to be taken by the Borrower with respect thereto.

         7.8 MAINTENANCE OF PROPERTIES. The Borrower shall maintain or cause to be maintained in good repair, working order, and condition all properties used or useful in its business, and from time to time will make or cause to be made all appropriate repairs, renewals, and replacement thereof. The Borrower will not do or permit any act or thing which might impair the value or commit or permit any waste of its properties or any part thereof or permit any unlawful occupation, business, or trade to be conducted on or from any of its properties.

         7.9 NOTICE OF ERISA DEVELOPMENTS. As soon as possible and in any event within 30 days after the Borrower knows or has reason to know of any Reportable Event or "prohibited transaction" (as defined in Section 6.16) with respect to any Plan or that the Pension Benefit Guaranty Corporation or the Borrower has instituted or will institute proceedings under ERISA to terminate a Plan subject to Title IV of ERISA, or a partial termination of a Plan has or is alleged to have occurred, or any litigation regarding a Plan or naming the trustee of a Plan or the Borrower with respect to a Plan is threatened or instituted, the applicable Borrower shall provide to the Agent and the Lenders the written statement of the chief financial officer of such Borrower setting forth details of such Reportable Event, prohibited transaction, termination proceeding, partial termination, or litigation and the action being or proposed to be taken with respect thereto, together with copies of the notice of such Reportable Event or any other notices, applications, or forms submitted to the Pension Benefit Guaranty Corporation, Internal Revenue Service, or United States Department of Labor, and copies of any notices or correspondence received from the Pension Benefit Guaranty Corporation, Internal Revenue Service, or United States Department of Labor, and copies of any pleadings, notices, or other documents relating to such litigation.

         7.10 NOTICE OF LITIGATION OR ADVERSE CHANGE. The Borrower shall promptly give to the Agent and the Lenders written notice (a) of all threatened or actual actions, suits, investigations, or proceedings by or before any court, arbitrator, or governmental department, commission, board, bureau, agency or other instrumentality (state, federal, or foreign), affecting the Borrower or the rights or other properties of the Borrower, except any litigation or proceedings which is not likely to affect the financial condition of the Borrower or to impair the right or ability of the Borrower to discharge the Obligations; (b) of any materially adverse change in the condition (financial or otherwise) of a Borrower; and (c) of any seizure or levy upon any part of any of the Borrower's properties under any process or by a receiver.

         7.11 PAYMENT OF LOANS. The Borrower shall punctually pay the principal and interest on the Loans, and all other sums falling due hereunder or under any other documents executed in connection with the Loans, in accordance with the terms hereof and thereof.

         7.12 NOTIFICATION OF CHANGE OF NAME OR BUSINESS LOCATION. The Borrower shall notify the Agent and the Lenders immediately of each change in either Borrower's corporate name and trade names, in the location of the Borrower's principal place of business, in each location where any of the Collateral is kept, and the office where the Borrower's books and records are kept.

         7.13 TANGIBLE NET WORTH. The Borrowing Group shall maintain at all times a Tangible Net Worth of not less than $8,000,000 during 1997, and continuing to increase by $1,000,000 each fiscal year thereafter.

         7.14 RATIO OF TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Borrowing Group shall maintain at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 6 to 1.

         7.15 INTEREST COVERAGE RATIO. The Borrowing Group shall maintain (x) for the four-quarter period concluding at the end of each of the first three fiscal quarters in each fiscal year of the Borrowing Group, a ratio of EBIT to Interest on Senior Funded Debt of at least 1.15 to 1, and (y) for the four-quarter period concluding at the end of each fiscal year of the Borrowing Group, a ratio of EBIT to Interest on Senior Funded Debt of at least 1.5 to 1.

         7.16 EGI SUBSIDIARY. The Borrower shall at all times be a wholly-owned Subsidiary of EGI.

         7.17 COLLATERAL REPORTING. The Borrower shall provide to the Agent, on a weekly basis, a borrowing base certificate in form acceptable to the Agent. The Borrower shall provide to the Agent such other collateral reports as the Agent may request from time to time.

       NEGATIVE COVENANTS.

         The Borrower covenants, for so long as any of the Loans are outstanding or any of the other Obligations remain unpaid or unperformed, as follows:

8.1 The Borrower will not obtain or attempt to obtain from any party (other than for the purpose of repaying the Obligations in full) any loans, advances, or other financial accommodations or arrangements other than (a) the Obligations,
(b) the Subordinated Debt, (c) debt underlying any purchase money security interest permitted by Section 8.2 not to exceed, in aggregated principal amount, $100,000 minus any such debt owed ECM or EFC at any one time outstanding, (d) unsecured borrowings not to exceed in the aggregate $500,000 minus any such debt owed by ECM or EFC at any one time outstanding, (e) unsecured trade credit, incurred in the ordinary course of business, having commercially customary terms, and (f) borrowings of ECM from EBC or Carolina Investors, Inc.
that are fully subordinated to the Obligations.

         8.2 LIENS. The Borrower shall not create, incur, assume, or suffer to exist any Lien of any kind upon any of its property or assets (including the Collateral), whether now owned or hereafter acquired, except (a) Liens in favor of the Agent, for the benefit of the Lenders; (b) Liens existing on the date hereof and specified on Schedule 1; (c) Liens on property securing all or part of the purchase price of such property if (1) such Lien is created contemporaneously with the acquisition of such property, (2) such Lien attaches only to the specific item(s) of property so acquired, (3) such Lien secures only the debt incurred to acquire such property, and (4) the debt secured by such Lien is permitted by Section 8.1; and (d) Liens for taxes, or for other claims, that are not then due.

         8.3 GUARANTEES. The Borrower shall not guarantee, endorse, become surety with respect to, or otherwise become directly or contingently liable for or in connection with the obligations of any other Person, except by endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

         8.4 PLAN LIABILITIES. The Borrower shall not permit the aggregate present value of accrued benefits of any Plan subject to Title IV of ERISA, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Agent, to exceed the aggregate value of assets of the Plan, computed on a fair market value basis, or permit the aggregate present value of vested benefits of any Plan subject to Title IV of ERISA, computed in accordance with actuarial principles and assumptions applied on a uniform and consistent basis by an enrolled actuary of recognized standing acceptable to the Agent, to exceed the aggregate value of assets of the Plan, computed on a fair market value basis.

         8.5 FISCAL YEAR. The Borrower will not change its fiscal year from a year ending on December 31 without prior written notice to the Agent.

         8.6 OTHER TRANSACTIONS. The Borrower will not engage in any transaction with any of its officers, directors, employees, or Affiliates, except for an "arms-length" transaction on terms no more favorable to the other party than would be granted to an unaffiliated Person, which transaction shall be approved by its disinterested directors and shall be disclosed in a timely manner to the Agent before being consummated.

         8.7 MERGER; SUBSIDIARY; ETC. The Borrower will not merge or consolidate with any other corporation, form or acquire any Subsidiary, or issue any share of capital stock.

         8.8 SALE OF ASSETS. The Borrower will not sell, lease or otherwise transfer all or any substantial part of its assets material to its operations, except in the ordinary course of its business; provided, that the Borrower may in any calendar year dispose of items of equipment having an aggregate market value of not more than $50,000, minus such equipment disposed of by ECM or EFC, if the Borrower uses the proceeds of such disposition to acquire property of a similar nature; provided however that EBC may sell, lease or otherwise transfer all or any substantial part of its assets material to its operations if such sale or transfer is being pursued in connection with the securitization of such assets.

         8.9 CHANGES IN BUSINESS. The Borrower will not engage in any business other than the business presently conducted by it on the date of this Agreement and business of substantially the same type or directly related thereto.

         8.10 DIVIDENDS AND REDEMPTIONS. The Borrower will not declare or pay any dividend (other than a dividend payable solely in common stock of the Borrower) on any share of any class of its capital stock, or apply any of its property or assets to the purchase, redemption, or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower.

         8.11 LOANS. The Borrower will not make any loans or advances to or extend any credit to any Person except (a) the extension of trade credit in the ordinary course of business, (b) advances to employees not to exceed to any one employee a total of $5,000 minus any advances to such employee by ECM or EFC, and (c) loans to a Guarantor.

         8.12 PLEDGE OF CREDIT. The Borrower will not pledge the Lenders' credit for any purpose whatsoever.

         8.13 INVESTMENTS. The Borrower shall not purchase, acquire, or otherwise invest in any Person except: (a) Eligible SBA Loans, (b) direct obligations of the United States of America maturing within one year from the acquisition thereof, (c) certificates of deposit issued by, or investment accounts in, banks or financial institutions having a net worth of not less than $50,000,000, (d) commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (e) overnight repurchase agreements issued by a Lender or any corporate Affiliate of a Lender, or (f) assets received from foreclosing on an SBA Loan.

         8.14 CAPITAL EXPENDITURES. The Borrowing Group shall not make or incur Capital Expenditures in excess of $500,000 during any fiscal year of the Borrower, unless the Lenders gives their prior written consent (which shall not be unreasonably withheld).

9.       POWER OF ATTORNEY.

         Subject to the terms of the Multi-Party Agreement, the Borrower hereby appoints and constitutes the Agent as its attorney-in-fact to do any of the following if an Event of Default exists: to receive, open, and dispose of all mail addressed to the Borrower pertaining to Collateral (or appearing to the Agent possibly to pertain to Collateral); to notify the postal authorities to change the address and delivery of mail addressed to the Borrower to such address as the Agent shall designate; to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders, and other forms of payment that come into the Agent's or a Lender's possession, and to deposit or otherwise collect the same; to sign the Borrower's name on any document relating to any Collateral; to execute in the name of the Borrower any affidavits and notices with regard to any and all lien rights; and to do all other acts and things necessary to carry out this Agreement. The Borrower hereby waives notice of presentment, protest, and dishonor of any instrument so endorsed by the Agent.

         All the Agent's acts as attorney-in-fact are hereby authorized, ratified, and approved by the Borrower, and the Borrower agrees that, as attorney-in-fact, the Agent shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law, except to the extent of loss or damage caused directly and primarily by the Agent's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement remains in effect or any of the Obligations remains outstanding.

10.      REMEDIES.

         Upon the occurrence of any Event of Default, and at any time thereafter, the entire outstanding principal amount of the Loans, together with all accrued but unpaid interest thereon, and all other of the Obligations shall, at the option of the Agent or any Lender, immediately become absolute and due and payable, without presentation, demand of payment, protest, notice for demand of payment, protest and notice of nonpayment, or any other notice of any kind with respect thereto, all of which are hereby expressly waived by the Borrower to the full extent permitted by law. Subject to the terms of the Multi-Party Agreement, the Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and other applicable law in Georgia or any other applicable jurisdiction. The Borrower agrees, after the occurrence of any Event of Default, immediately to assemble at the Borrower's expense all the Collateral at a convenient place acceptable to the Agent, and to surrender such property to the Agent. The Borrower agrees to pay all costs that the Agent and the Lenders pay or incur to collect the Obligations or enforce its and the Lenders' rights hereunder. The Borrower agrees that the Agent may charge the Borrower's account for, and that the Borrower will pay on demand, all costs and expenses, including 15% of the total amount involved as attorneys' fees (not to exceed the amount of attorneys' fees actually incurred), incurred: (i) to liquidate any Collateral, (ii) to obtain or enforce payment of any Obligations, or (iii) to prosecute or defend any action or proceeding either against the Agent, the Lenders or against the Borrower concerning any matter growing out of or connected with this Agreement or any Receivable or any Obligation. The Borrower agrees that the Agent may apply any proceeds from disposing of the Collateral first to any security interest(s), lien(s), or encumbrance(s) prior to the Agent's security interest.

         Any Lender shall be entitled to hold or set off any sums and all other property of the Borrower, at any time to the credit of the Borrower or in the possession of such Lender, whether by pledge or otherwise, or upon or in which such Lender may have a lien or security interest.

         Recourse to security shall not at any time be required, and the Borrower shall at all times remain liable for the repayment to the Agent and the Lenders of all Obligations in accordance with their terms, regardless of the existence or non-existence of any Event of Default.

         Notwithstanding the foregoing, the Agent and the Lenders shall refrain from any action with respect to the Collateral of EBC under this Section 10 until it has given the SBA written notice of the occurrence of an Event of Default, and the Agent and the Lenders agree that their right to take action with respect to the Collateral of EBC shall in all events be subject to the SBA's rights under the Multi-Party Agreement, particularly Section 6 thereof.

11.      AGENT.

         11.1 APPOINTMENT OF AGENT. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. as the Agent of such Lender under this Agreement and the other loan documents executed in connection herewith (the "Loan Documents"), and each such Lender irrevocably authorizes the Agent, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of SBA Loans, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

         11.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         11.3 EXCULPATORY PROVISIONS. Neither the Agent, nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or Lender's participants) for any recitals, statements, representations or warranties made by the Borrower or any officer or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         11.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of either Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.



         11.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by either Lender; provided that prior to the receipt of such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         11.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement. The agreements in the subsection shall survive the payment of the Loans, the Obligations and all other amounts payable hereunder and the termination of this Agreement.

         11.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may, in their individual capacity, make loans to, accept deposits from and generally engage in any kind of business with the Borrower as if the Agent were not the Agent hereunder; provided, however, neither the Agent nor any Lender shall make any loans or other extensions of credit to the Borrower secured by the Collateral without the prior written consent of each of the Lenders. With respect to its Commitment and the Loans made or renewed by it, the Agent, in its individual capacity as a Lender, shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender.

         11.9 RESIGNATION AND REMOVAL OF AGENT. The Agent may resign as Agent upon ten days' notice to the Lenders for any reason, and the Agent may be removed at the unanimous election of all of the Lenders (other than the Lender that is also the Agent) in the event of the Agent's gross negligence or willful misconduct in the performance of its duties hereunder and under the other Loan Documents. If the Agent shall resign or be removed as Agent under this Agreement, then the Lenders shall appoint from among the Lenders (other than the Lender who shall have resigned or shall have been removed) a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         11.10 NOTICES FROM AGENT TO LENDERS. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information (including the borrowing base certificate and other collateral reports described in Section 7.17) supplied to it by the Borrower (but which the Borrower is not required to supply directly to the Lenders).

12.      MISCELLANEOUS.

         12.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Agent or the Lenders in exercising any right, power, or remedy hereunder, or under any other document or agreement given by the Borrower or received by the Agent or the Lenders in connection herewith, shall operate as a waiver thereof, and no waiver shall be valid unless in writing signed by the Agent and the Lenders (and then only to the extent therein stated); nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         12.2 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement or of any other document or agreement given by the Agent or the Lenders or received by the Borrower in connection herewith, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless it is in writing and signed by the Agent and the Lenders (and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given). No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         12.3 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands, and other communications provided for hereunder, other than routine communications in the ordinary course of business, shall be in writing (including telecopies) and mailed, telecopied, or delivered as follows:

                  if to the Borrower:

                  Emergent Business Capital, Inc.
                  P.O. Box 17526
                  Greenville, South Carolina 29606
                  Attention: Kevin Mast
                  Fax:  (864) 271-8374

                  with a copy to:

                  Cary H. Hall, Jr.
                  Wyche, Burgess, Freeman & Parham
                  44 East Camperdown Way
                  Greenville, South Carolina 29601
                  Fax:  (864) 235-8900

                  if to the Lenders:

                  NationsBank, N.A.
                  Business Credit Division
                  P.O. Box 3406
                  Atlanta, Georgia 30302-3406
                  Attention: John Bohan
                  Fax:  (404) 607-6439
                                       28

                  Hibernia National Bank
                  P.O. Box 61540
                  New Orleans, Louisiana 70161-1540
                  Attention:  Norman W. Winters
                  Fax:  (504) 533-3797


                  if to the Agent

                  NationsBank, N.A.
                  Business Credit Division
                  P. O. Box 3406
                  Atlanta, Georgia 30302-3406
                  Attention: John Bohan
                  Fax:  (404) 607-6439


                  if to the SBA:

                  U.S. Small Business Administration
                  409 3rd Street
                  Washington, D.C. 20416
                  Attention:  Office of Financial Institutions
                  Fax:  (202) 205-6490

or, as to each party, at such other address as it designates in a written notice to the other party complying as to the delivery with the terms of this Section. Except as otherwise expressly provided in this Agreement, all such notices, requests, demands, and other communications shall, when mailed or telecopied, be effective two Banking Days after being deposited in the mails (postage paid) or when sent over a telecopier owned or operated by a party hereto with an answerback response set forth on the sender's copy of the document, addressed as aforesaid, and otherwise shall be effective upon receipt.

         12.4 COSTS, EXPENSES, AND TAXES. The Borrower shall pay to the Agent and the Lenders, on demand, all costs and expenses paid or incurred by the Agent and the Lenders in connection with the preparation, reproduction, execution, delivery, administration, or enforcement of this Agreement and other instruments and documents from time to time delivered in connection with this Agreement, including the fees and expenses of counsel for the Agent and the Lenders, and in connection with the Lenders' initial evaluation of the line of credit contemplated by this Agreement (including travel and field exam expenses). In addition, the Borrower shall pay any and all stamp and other taxes and recording and filing fees payable or determined to be payable in connection with the execution and delivery of this Agreement and all other instruments and documents from time to time delivered in connection with this Agreement, and shall save and hold harmless the Agent and the Lenders from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.

         12.5 COMMERCIAL TRANSACTION. THE BORROWER HEREBY ACKNOWLEDGES THAT THE OBLIGATIONS AROSE OUT OF A "COMMERCIAL TRANSACTION" (AS DEFINED IN O.C.G.A. ss. 44-14-260(1), CONCERNING FORECLOSURE OF INTERESTS IN PERSONAL PROPERTY), AND AGREES THAT AFTER ANY EVENT OF DEFAULT (AS "Event of Default" IS DEFINED IN
SECTION 1.1), THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO AN IMMEDIATE WRIT OF POSSESSION WITHOUT NOTICE OR HEARING. THE BORROWER KNOWINGLY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO ANY NOTICE OR POSTING OF A BOND BY THE AGENT OR ANY LENDER PRIOR TO SEIZURE BY THE AGENT OR ANY LENDER (OR THE AGENT OR ANY LENDER'S TRANSFEREES, ASSIGNS, OR SUCCESSORS IN INTEREST) OF THE COLLATERAL OR ANY PORTION THEREOF. THIS IS INTENDED BY THE BORROWER AS A "WAIVER" AS DEFINED IN O.C.G.A. ss. 44-14-260(3) (RELATING TO FORECLOSURE OF INTERESTS IN PERSONAL PROPERTY).

         12.6 SUCCESSORS AND ASSIGNS. All of the terms of this Agreement, and each of the documents and agreements executed and delivered pursuant to this Agreement, shall bind, benefit, and be enforceable by the successors and assignees of the parties hereto, whether so expressed or not. The Borrower shall not assign or transfer this Agreement, or any of its rights hereunder, without the prior written consent of the Agent and the Lenders. Neither Lender shall assign or transfer this Agreement, or any of its rights hereunder, without the prior written consent of the other Lender, such consent not to be unreasonably withheld.

         12.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants, and agreements contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement and any and all other documents and instruments relating to or arising out of any of the foregoing.

         12.8 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

         12.9 HEADINGS. The headings in this Agreement are for convenience of reference only, and are not a substantive part of the agreement.

         12.10 ENTIRE AGREEMENT. This Agreement and the Multi-Party Agreement embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         12.11 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In case any one or more of the provisions in this Agreement shall for any reason be held to be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12.12    PRO RATA PARTICIPATION.

         (a)      Each Lender agrees that:

                  (i) if it shall exercise any right of counterclaim, set-off, banker's lien or similar right, or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim the security for which is a debt owed by it to the Borrower, it shall apportion the amount thereof, on a pro rata basis, between (A) amounts at the time owed to it by the Borrower under this Agreement, and (b) amounts otherwise owed to it by the Borrower, and

                  (ii) if, as a result of the exercise of a right or the receipt of a secured claim and the apportionment thereof described in clause
         (i) of this Section 12.12(a) or otherwise, it shall receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Obligations owed to it greater than the proportion of such amounts then received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Obligations then held by the other Lenders so that all such recoveries of principal and interest with respect to all Obligations owed to each Lender shall be pro rata on the basis of the respective amount of the Obligations owed to all Lenders, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

         (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 12.12 to share in the benefits of any recovery on such secured claim.

         (c) The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Obligation so purchased or otherwise acquired of which the Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to such holder as fully as if such holder were a holder of such Obligation in the amount of the participation held by such holder.

         12.13 COUNTERPARTS. This Agreement may be executed in separate counterparts.

         12.14 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION HEREWITH (UNLESS SPECIFICALLY STIPULATED TO THE CONTRARY IN SUCH DOCUMENT OR AGREEMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF GEORGIA (DISREGARDING ANY CONFLICTS-OF-LAWS RULE THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION). THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ATLANTA, GEORGIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR AGREEMENTS DESCRIBED OR CONTEMPLATED HEREIN, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR STATE COURT. SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED ON THE BORROWER IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN ACCORDANCE WITH SECTION 12.3 HEREOF.

         12.15 WAIVER OF TRIAL BY JURY. THE BORROWER, THE AGENT AND EACH LENDER EACH WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS DESCRIBED OR CONTEMPLATED HEREIN.

         IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Loan and Security Agreement.

                                   Borrowers:

                                                EMERGENT BUSINESS CAPITAL, INC.
[Seal]

                                     By:
                                        ---------------------------------------
                                     Title:------------------------------------

Attest:

By:--------------------------
   Secretary


                                    Lenders:

Commitment:  $15,000,000                    NATIONSBANK, N.A.


                                     By:--------------------------------------
                                     Title:-----------------------------------


Commitment:  $10,000,000                    HIBERNIA NATIONAL BANK


                                     By:---------------------------------------
                                     Title:-----------------------------------


                                     Agent:

                                                     NATIONSBANK, N.A.


                                     By:--------------------------------------
                                     Title:-----------------------------------

                                    EXHIBIT A

                             Secretary's Certificate



         I, Kevin Mast, Secretary of Emergent Business Capital, Inc (the "Borrower"), a South Carolina corporation, hereby certify that:

         1. Attached hereto as Exhibit 1 is a certified copy of the articles of incorporation of the Borrower as originally filed, together with all amendments thereto.

         2. Attached hereto as Exhibit 2 is a true and correct copy of the by-laws of the Borrower. Those by-laws have not been amended, modified, or revoked, and are in full force and effect as of the date hereof.

         3. Attached hereto as Exhibit 3 is a good standing certificate for the Borrower issued by the South Carolina Secretary of State on _______________, 1997.

         4. The Borrower has since the date of the certificate referred to in P. 3 above through the date hereof remained in good standing under the laws of the state of South Carolina.

         5. No suit or proceeding for the dissolution or liquidation of the Borrower has been instituted or is now threatened.

         6. Attached hereto as Exhibit 4 is a true and complete copy of resolutions of the Board of Directors of the Borrower, adopted at a meeting duly called and held on ________________, 1997, at which meeting a quorum for the transaction of business was present and acting throughout. The corporate action in adopting those resolutions was duly taken at that meeting in accordance with the provisions of law and of the Borrower's articles of incorporation and by-laws, and those resolutions are now in full force and effect and have not been modified in any respect.

         7. The resolutions referred to in P. 6 authorized the Borrower and its officers referred to therein to execute and deliver, and to do all things necessary or appropriate for the payment and performance of all the Borrower's obligations under, the Amended and Restated Loan and Security Agreement (the "Agreement") dated as of _________________, 1997, between NationsBank, N.A. and Hibernia National Bank (the "Lenders"), NationsBank, N.A., as Agent for the Lenders, and the Borrower, and all certificates, agreements and other documents to be executed and delivered to the Agent and Lenders by the Borrower pursuant to the Agreement, and pursuant to the specific resolutions referred to in P. 6.

         8. The following persons have been duly elected, have duly qualified, as of the date of the execution of the Agreement were, and on the date hereof are, officers of the Borrower, holding the offices set opposite their names below, and the signatures set opposite their names below are their genuine signatures:

Name                                Title                     Signature

Keith B. Giddens           Chief Executive                ---------------------
                                 Officer

Kevin Mast                       Executive Vice          --------------------
                                 Pres., Chief Financial
                                 Officer, Secretary and
                                 Treasurer

A. Scott Lining                  Senior Vice President   ----------------------
                                 and Controller

         9. Attached hereto as Exhibit 5 is a true and complete copy of the April 17, 1992 Loan Guaranty Agreement (Deferred Participation) between the Borrower and the SBA. That Agreement is now in full force and effect and has not been modified in any respect.

         IN WITNESS WHEREOF, I have signed this Certificate and affixed to it the Borrower's corporate seal on ___________ __, 1997.


                                                        ----------------------
                                                              Secretary

[Seal]
                                    2

                                    EXHIBIT 4



                                    ----

                         Board of Directors' Resolutions

                                     ----

                                    EXHIBIT B



                                CEO's Certificate



         I, Keith B. Giddens, Chief Executive Officer of Emergent Business Capital, Inc (the "Borrower"), a South Carolina corporation, do hereby certify, pursuant to Section 4.1 of the Amended and Restated Loan and Security Agreement (the "Agreement") between NationsBank, N.A. and Hibernia National Bank (the "Lenders"), NationsBank, N.A., as Agent for the Lenders, and the Borrower, dated as of _______ __, 1997, that Kevin Mast has been duly elected, has duly qualified, as of the date of the execution of the Agreement was, and on the date hereof is, the Secretary of the Borrower, and that the signature appearing below is a true specimen of his signature.


-----------------------
Kevin Mast, Secretary


                                                     ___________, 1997.



                                    -----------------------------------------
                                    Keith B. Giddens, Chief Executive Officer

                                    EXHIBIT C



                          [To Be Retyped on Letterhead
                           of Counsel to the Borrower]

                                                               ________ __, 1997



NationsBank, N.A.
P.O. Box 3406
Atlanta, Georgia 30302-3406

Hibernia National Bank
P.O. Box 61540
New Orleans, Louisiana 70161-1540

                  Re:      Emergent Business Capital, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Emergent Business Capital, Inc. a South Carolina corporation (the "Borrower"), in connection with their execution and delivery of the April __, 1997 Amended and Restated Loan and Security Agreement (the "Loan Agreement") between the Borrower, each of you as Lenders, and NationsBank, N.A., as Agent for the Lenders, and certain related documents. Unless otherwise specified in this opinion letter, the terms used herein have the same meanings as in the Loan Agreement.

         We also have acted as counsel to the Guarantor in connection with the execution and delivery by each of its Guarantee and the execution and delivery by Carolina Investors, Inc. ("Carolina") of the Subordination Agreement.

         In so acting, we have examined the Loan Agreement, the Multi-Party Agreement, and the Subordination Agreement (the "Borrower Documents"), and each Guarantee, and originals or copies of all other documents that we deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

                  (1) The Borrower is a corporation duly organized and validly existing in good standing under the laws of South Carolina, and has all requisite power and authority to conduct its business, to own and operate its properties, and to execute, deliver, and perform all of its obligations under the Borrower Documents. The Borrower has no Subsidiaries. The Borrower is duly qualified, licensed, or domesticated and in good standing as a foreign corporation duly authorized to do business in all jurisdictions in which the character of its properties owned or the nature of its activities conducted makes such qualification, licensing, or domestication necessary (as set forth in Section
6.3 of the Loan Agreement).

                  (2) The Borrower's execution, delivery, and performance of the Borrower Documents have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of shareholders of the Borrower or violate the articles of incorporation, by-laws, or Securities of the Borrower, (b) violate any provision of any law, rule, or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) of the United States or of South Carolina, or, to the best of our knowledge, any order, judgment, injunction, decree, determination, or award of any court, arbitrator, or governmental department, agency, or other instrumentality, (c) to the best of our knowledge, result in a breach of or constitute a default under any agreement or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (d) result in, or require, to the best of our knowledge, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower (other than the Liens created by the Loan Documents). To the best of our knowledge, the Borrower is not in violation of any provision of any of the items described in clause (b) of this paragraph or in default under any provision of any of the items described in clause (c) of this paragraph.

                  (3) No authorization, consent, approval, license, or exemption of, or filing or registration with, any court or governmental department, agency, or other instrumentality of the United States or of South Carolina is or will be necessary to the Borrower's valid execution, delivery, or performance of the Borrower Documents or for the payment to the Agent and the Lenders of all sums due and payable thereunder.

                  (4) The Borrower Documents have each been duly executed and delivered by the Borrower, and constitute the Borrower's legal, valid, and binding obligations, enforceable against the Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, and similar laws affecting creditors' rights generally and by general principles of equity.

                  (5) To the best of our knowledge, there are no actions, suits, or proceedings pending or threatened against or affecting the Borrower or the Guarantor or the properties of the Borrower or the Guarantor before any court, arbitrator, or governmental department, commission, board, bureau, agency, or other instrumentality (state, federal, or foreign) which, if determined adversely to the Borrower or any of the Guarantor, would have a materially adverse effect on the financial condition, properties, or operations of the Borrower or the Guarantor, or create a Lien on any property of the Borrower or the Guarantor.

                  (6) You should perfect all the security interests granted under the Loan Agreement (in Collateral for which a security interest can be perfected by filing UCC-1 financing statements) by filing UCC-3 assignments in the attached form with the South Carolina Secretary of State. Upon the filing of such UCC-3 assignments, you will have a perfected first-priority security interest in such Collateral, and no further recording or filing in South Carolina or any other jurisdiction is necessary or advisable in order to establish and perfect such first-priority security interest.

                  (7) The Guarantee has been duly authorized, executed, and delivered by the Guarantor, and constitutes the Guarantor's legal, valid, and binding obligation, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws affecting creditors' rights generally and by general principles of equity.

                  (8) The Subordination Agreement has been duly authorized, executed, and delivered by Carolina, and constitutes Carolina's legal, valid, and binding obligation, enforceable against Carolina in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws affecting creditors' rights generally and by general principles of equity.

         This opinion is limited to the laws of the United States and of South Carolina. The opinion in paragraph no. 4 is given as if the laws of South Carolina governed the Borrower Documents, despite their express choice of Georgia law as the law governing their construction and interpretation. No opinion is given as to the validity of the choice of law in the Borrower Documents.

         Our opinions set forth herein as to the validity, binding effect, and enforceability of the Borrower Documents are specifically qualified to the extent that the validity, binding effect, or enforceability of any obligations of the Borrower under any of the Borrower Documents, or the availability or enforceability of any of the remedies provided therein, may be subject to or limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other statutory or decisional laws, heretofore or hereafter enacted or in effect, affecting the rights of creditors generally to the extent the same may constitutionally be applied including, without limitation, decisional or statutory law concerning recourse by creditors to security in the absence of notice of a hearing; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles; (iii) the possible unenforceability of any provision requiring or in effect requiring that waivers or amendments of any provision of any of the Borrower Documents, or any related document, may be effected only in writing; (iv) the possible unenforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default, to the extent that any such provision is deemed a "penalty"; (v) limitations imposed by rules and statutes regarding forum, venue, pleading, service of process, qualification to do business, and statutes of limitation; or (vi) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief and of waivers contained in the Borrower Documents, all of which may be limited by equitable principles or applicable laws, rules, regulations, court decisions, and constitutional requirements.

         All opinions rendered herein are limited to the existing laws of the State of South Carolina and laws of the United States of America, all as in effect on the date hereof, and we express no opinion as to any other laws, rules, or regulations of such jurisdictions or matters governed by such laws, rules, or regulations; nor do we undertake, by delivery hereof or otherwise, to advise you of any changes in such laws, rules, or regulations.

         This opinion is made as of the date hereof, and we undertake no (and hereby disclaim any) obligation to advise you of any change in any matter set forth herein. This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is solely for your benefit in connection with the Borrower Documents and may not be relied upon in any manner by any other person.

                                                     Very truly yours,

                                                     WYCHE, BURGESS, FREEMAN &
                                                       PARHAM, P.A.



                                                     By:
                                                       ----------------------
                                                          Cary H. Hall, Jr.

[RDS]H:\WPDocs\NB\Emergent\Loan&Sec.Agr
         -32-

0077309.09

                                   SCHEDULE 1




                                      Liens

                                      NONE

                                   SCHEDULE 2




                   Trademarks, Tradenames, Name Changes, etc.



Emergent Business Capital, Inc.

                                   SCHEDULE 3




                                   Litigation


                                      NONE